EXHIBIT 10.29

                               SECURITY AGREEMENT


     This Security Agreement (this "Agreement") is entered into as of July 24, 2003, by AURA SYSTEMS, INC. a Delaware corporation (the "Debtor"), for the benefit of KOYAH LEVERAGE PARTNERS, L.P., a Delaware limited partnership in its capacity as collateral agent for the Lenders referred to below (the "Secured Party").

                                R E C I T A L S :

     A. The Debtor has requested that KOYAH LEVERAGE PARTNERS, L.P. and KOYAH PARTNERS, L.P. (collectively, the "Lenders") extend loans to the Debtor.

     B. Such loans are to be evidenced by Convertible Promissory Notes dated the date hereof made by the Debtor in favor of the Lenders (the "Notes").

     C. The Lenders have required, as a condition of making such loans, that the Debtor grant a security interest in all of its personal property to secure such loans and any other present or future obligations of the Debtor to the Lenders.

     D. In order to induce the Lenders to make such loans, the Debtor is willing to grant such security interest as further provided herein.

     NOW, THEREFORE, the Debtor hereby agrees with the Secured Party as follows:

ARTICLE I. DEFINITIONS

     Unless otherwise defined herein, any terms used herein (whether or not capitalized, such as "accounts," "inventory" and "equipment") which are defined in the Uniform Commercial Code as enacted in the State of Washington, as amended from time to time, shall have the meaning assigned to such term therein. Unless otherwise defined herein, any capitalized terms used herein which are defined in the Notes shall have the meaning assigned to them therein. In addition, the following terms shall have the meaning set forth below:

     "Collateral" means all of the Debtor's personal property and fixtures of every nature (except in the case of (ii)(g) below which is limited to the specific property set forth therein), whether tangible or intangible and whether now owned or hereafter acquired, wherever located, including without limitation the following:

          (i) (a) All goods; (b) all inventory, merchandise, and personal property held for sale or lease or furnished or to be furnished under contracts of service, all raw materials, work in process, or materials used or consumed in Debtor's business, wherever located and whether in the possession of the Debtor, a warehouseman, a bailee, or any other person;
     (c) all equipment, machinery, tools, office equipment, supplies, furnishings, furniture, or other items used or useful, directly or indirectly, in the Debtor's business, (d) all fixtures; and (e) all substitutes and replacements therefor, all accessions, attachments, and other additions thereto, all tools, parts and supplies used in connection therewith, all packaging, manuals, warranties and instructions related thereto, and all leasehold or equitable interests therein;

          (ii) (a) All accounts, accounts receivable, contract rights, contracts receivable, purchase orders, notes, drafts, acceptances, and other rights to payment and receivables; (b) all chattel paper (whether tangible or electronic), documents and instruments (including promissory notes); (c) all money and deposit accounts; (d) all letter of credit rights (whether or not the letter of credit is evidenced by a writing), rights under security, guaranties or other supporting obligations, tort claims and proceeds, insurance claims and proceeds, and tax refund claims and proceeds; (e) all securities and other investment property; (f) all general intangibles and payment intangibles, (g) all patents and patent applications and registrations, trademarks and trademark applications and registrations, service marks and service mark applications and registrations, trade names, trade styles, goodwill, inventions, designs, methods, processes, technology, know-how, intellectual property, drawings, specifications, blue prints, confidential information, trade secrets, customer lists, supplier lists, software and computer programs, mask works, and mask work applications and registrations, copyrights and copyright applications and registrations, goodwill, license agreements, franchise agreements and other licenses, permits, franchises, and agreements of every kind and nature pursuant to which the Debtor possesses, uses or has authority to possess or use any property (whether tangible or intangible) of the Debtor or pursuant to which others possess, use or have authority to possess or use any property (whether tangible or intangible) of the Debtor, and infringement and commercial tort claims which are related to the "AuraGen" based technologies or products ("Patents, Trademarks and Copyrights"), including without limitation the patents and patent applications, trademark and trademark applications and copyrights and copyright applications listed on
     Schedule 1 hereto; and (h) all business records, software, writings, plans, specifications, schematics, and other recorded data in any form; and

          (iii) All products and proceeds of the foregoing and all other property received or receivable in disposition of or exchange of the foregoing.

     "Event of Default" means any default in payment or performance of the Obligations.

     "Obligations" means any and all obligations and liabilities of every nature of the Debtor to the Lenders or the Secured Party, whether now existing or hereafter incurred, including without limitation those arising out of or in connection with the Notes, this Agreement or any other agreements with the Lenders or the Secured Party. The Obligations shall specifically include any and all principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy, would accrue on such obligations), fees, expenses, indemnities or other obligations or liabilities, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created, or incurred, as well as any and all of such obligations or liabilities that are paid, to the extent such payment is avoided or recovered directly or indirectly from the Lenders or the Secured Party as a preference, fraudulent transfer, or otherwise, together with any and all amendments, modifications, extensions or renewals of the foregoing.

ARTICLE II. GRANT OF SECURITY INTEREST

     To secure the payment and performance of the Obligations, the Debtor hereby grants a continuing security interest in the Collateral, and assigns the Collateral to, the Secured Party.

ARTICLE III. COVENANTS OF THE DEBTOR

     The Debtor shall fully perform each of the covenants set forth below.

     3.1 Further Documentation

     Promptly upon request of the Secured Party and at the Debtor's expense, the Debtor (a) shall prepare, execute, deliver and file any financing statement, any filing with the Patent and Trademark Office, Copyright Office or other applicable office, and any renewal, substitution or correction thereof or any other document and shall take any such further action as the Secured Party may require in perfecting or protecting the security interested granted by the Debtor under this Agreement or in otherwise obtaining the full benefits of this Agreement and (b) authorizes the Secured Party to prepare, execute, deliver and file any such documents and to take any such actions on behalf of the Debtor.

     3.2 Patents, Trademarks and Copyrights

     Schedule 1 lists all Patents, Trademarks and Copyrights currently owned by the Debtor. Promptly upon any change in the Patents, Trademarks and Copyrights owned by the Debtor, the Debtor shall provide the Secured Party with an updated
Schedule 1 listing all Patents, Trademarks and Copyrights then owned by the Debtor. Schedule 2 lists all Patents, Trademarks and Copyrights currently licensed to the Debtor. Promptly upon any change in the Patents, Trademarks and Copyrights licensed to the Debtor by third parties, the Debtor shall provide the Secured Party with an updated Schedule 2 listing all Patents, Trademarks and Copyrights then licensed to the Debtor.

     3.3 Pledges

     Promptly upon request of the Secured Party and at Debtor's expense, the Debtor shall deliver and pledge to the Secured Party, endorsed or accompanied by instruments of assignment or transfer satisfactory to the Secured Party, any Collateral consisting of instruments, investment property, documents, general intangibles or chattel paper.

     3.4 Control

     Promptly upon request of the Secured Party and at Debtor's expense, the Debtor shall cooperate with the Secured Party in obtaining control with respect to any Collateral consisting of deposit accounts, investment property, letter of credit rights and electronic chattel paper.

     3.5 Maintenance of Records

     The Debtor shall keep and maintain satisfactory and complete records of the Collateral including but not limited to a record of all payments received and all credits granted with respect to the Collateral and all other dealings with the Collateral. The Debtor shall mark its books and records pertaining to the Collateral to evidence this Agreement and the security interest granted herein. Promptly upon request of the Secured Party, the Debtor shall deliver and turn over to the Secured Party all books and records pertaining to the Collateral at any time after the occurrence of an Event of Default.

     3.6 Liens

     Except for existing licenses of Patents, Trademarks and Copyrights by the Debtor to third parties set forth on Schedule 3 to this Agreement, the Debtor owns the Collateral free and clear of liens, charges, pledges, security interests, encumbrances or other claims or interests in the Collateral, and the Debtor will neither create nor permit the existence of any of the foregoing without the prior written consent of the Secured Party.

     3.7 Disposition of Collateral

     The Debtor shall not sell, license, lease, transfer or otherwise dispose of any of the Collateral without the prior written consent of the Secured Party, except for sales of inventory, collection of rights to payment, and disposition of equipment or inventory which is obsolete or being replaced, all in the ordinary course of business in accordance with past practices.

     3.8 Limitations on Amendments, Modifications, Terminations, Waivers and Extensions of Contracts and Agreements Giving Rise to Accounts

     Without the prior written consent of Secured Party, the Debtor will not (a) amend, modify, terminate, waive or extend any provision of any agreement giving rise to an account, general intangible, instrument, chattel paper or other right to payment, licensing any Patents, Trademarks or Copyrights to the Debtor or by the Debtor or otherwise relating to the Collateral, in any manner that could reasonably be expected to have a material adverse effect on the value of any Collateral or (b) fail to exercise promptly and diligently every material right that it may have under each such agreement, other than any right of termination (which shall only be exercised with the prior written consent of the Secured Party).

     3.9 Indemnification

     The Debtor agrees to pay, and to indemnify the Secured Party and hold the Secured Party harmless from, all liabilities, costs and expenses (including legal fees and expenses) in connection with protecting or realizing on the Collateral, enforcing any rights or remedies of the Secured Party or otherwise arising out of this Agreement. In any suit, proceeding or action brought by the Secured Party under any account or other right to payment to enforce payment of any sum owing thereunder or to enforce any provisions of any account or other right to payment, the Debtor will indemnify the Secured Party and hold the Secured Party harmless from all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment, reduction or liability whatsoever of any account debtor thereunder arising out of a breach by the Debtor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or its successors from the Debtor.

     3.10 Further Identification of Collateral

     The Debtor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may request, all in reasonable detail.

     3.11 Notices

     The Debtor will advise the Secured Party promptly in reasonable detail of any lien, charge, pledge, security interest, encumbrance or other claim or interest asserted against any of the Collateral and (b) of the occurrence of any other event that could reasonably be expected to have a material adverse effect on the Collateral.

     3.12 Changes in Locations, Name, Etc.

     The Debtor will not (a) change its state of organization, (b) change the location of its chief executive office/chief place of business or remove its books and records from the locations set forth in Schedule 4 to this Agreement or (c) change its name, identity or structure to such an extent that any financing statement filed by the Secured Party in connection with this Agreement would become ineffective or seriously misleading, unless it shall have given the Secured Party at least 30 days prior written notice thereof.

     3.13 Further Assurances

     The Debtor agrees to take all actions which the Secured Party may request to perfect or maintain the perfection of, or to otherwise protect, the security interest granted herein and the Debtor authorizes the Secured Party to take such actions on behalf of the Debtor, including without limitation (a) filing (including electronic or facsimile filing) financing statements describing the Collateral, which may include descriptions broader than as set forth in this Agreement and (b) filing any documents with the Patent and Trademark Office, Copyright Office or any other applicable office. The Debtor agrees that where allowed by law, a carbon, photographic or other reproduction of a financing statement or this Agreement is sufficient as a financing statement.

     3.14 Insurance

     The Debtor (a) will keep the Collateral continuously insured at its expense against fire, theft, and other hazards in amounts and with insurers as shall be sufficient to fully protect the Collateral, as reasonably approved by the Secured Party, (b) will include in such policies of insurance to the Secured Party clauses making any loss payable to the Secured Party as its interest may appear and agreeing to notify Secured Party of any cancellation or threatened cancellation not less than 30 days prior to the effective date of such cancellation and (c) will deliver copies of such policies of insurance to the Secured Party upon request.

ARTICLE IV. REPRESENTATIONS AND WARRANTIES

     The Debtor hereby makes the following representations and warranties:

     4.1 Title to Collateral

     The Debtor has good and marketable title to all of the Collateral, free and clear of all liens, charges, pledges, security interests, encumbrances or other claims or interests.

     4.2 No Impairment of Collateral

     None of the Collateral shall be impaired or jeopardized because of the security interest granted herein.

     4.3 Other Agreements

     The execution and delivery of this Agreement, the consummation of the transactions provided for herein, and the fulfillment of the terms hereof will not result in the breach of any of the terms, conditions, or provisions of, or constitute a default under, or conflict with or cause any acceleration of any obligation under any agreement or other instrument to which the Debtor is a party or by which the Debtor is bound or result in the violation of any applicable law.

     4.4 No Approvals

     No approvals of any governmental entity or third party are required in connection with the security interest herein granted.

     4.5 Authority

     The Debtor has full power and authority to grant to the Secured Party a security interest in the Collateral.

     4.6 Location of Records

     The address(es) of the office where the books and records of the Debtor are kept concerning the Collateral is set forth on Schedule 4 to this Agreement.

     4.7 State of Organization

     The Debtor's state of organization is set forth on Schedule 4 to this Agreement.

     4.8 Chief Executive Office

     The Debtor's chief executive office and chief place of business is located at the address set forth on Schedule 4 to this Agreement.

     4.9 Trade Names

     The Debtor conducts its business only under its legal name except for any additional trade names set forth on Schedule 4 to this Agreement.

ARTICLE V. THE SECURED PARTY'S RIGHTS WITH RESPECT TO THE COLLATERAL

     5.1 No Duty on the Secured Party's Part

     The Secured Party and the Lenders shall not be required to realize upon any Collateral, except at their option upon the occurrence of any Event of Default; collect the principal, interest or payment due thereon or exercise any rights or options of the Debtor pertaining thereto; make presentment, demand or protest; give notice of protest, nonacceptance or nonpayment; or do any other thing for the protection, enforcement or collection of any Collateral. The powers conferred on the Secured Party and the Lenders hereunder are solely to protect the Secured Party's and the Lenders' interests in the Collateral and shall not impose any duty upon the Secured Party or the Lenders to exercise any such powers. The Secured Party and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers; and neither the Secured Party nor the Lenders shall be responsible to the Debtor for any act or failure to act hereunder.

     5.2 Negotiations with Account Debtors

     Upon the occurrence of any Event of Default, the Secured Party may, in its sole discretion, extend or consent to the extension of the time of payment or maturity of any instruments, accounts, chattel paper, general intangibles or other rights to payment.

     5.3 Right to Assign

     The Secured Party and the Lenders may assign or transfer the whole or any part of the Obligations and may transfer therewith as collateral security the whole or any part of the Collateral; and all obligations, rights, powers and privileges herein provided shall inure to the benefit of the assignee and shall bind the successors and assigns of the parties.

     5.4 Duties Regarding Collateral

     Beyond the safe custody thereof, the Secured Party shall not have any duty as to any Collateral in its possession or control, or as to any preservation of any rights of or against other parties.

     5.5 Collection From Account Debtors

     Upon the occurrence of any Event of Default, the Debtor shall, upon demand by the Secured Party (and without any grace or cure period), notify all account debtors to make payment to the Secured Party of any amounts due or to become due. The Debtor authorizes the Secured Party to contact the account debtors for the purpose of having all or any of them pay their obligations directly to the Secured Party. Upon demand by the Secured Party, the Debtor shall enforce collection of any indebtedness owed to it by account debtors.

     5.6 Inspection

     The Secured Party and its designees, from time to time at reasonable times, may inspect, audit and make copies of and extracts from all records and all other papers in the possession of the Debtor in connection with the Collateral.

ARTICLE VI. THE SECURED PARTY'S RIGHTS AND REMEDIES

     6.1 Acceleration; Remedies

     (a) Upon the occurrence of any Event of Default, the Secured Party and the Lenders shall have all rights and remedies available to it under the Notes, this Agreement, and any other documents or agreements or available at law or in equity, including without limitation the Uniform Commercial Code. The Secured Party and the Lenders may proceed to enforce any or all of such rights and remedies or realize on any or all security or guaranties for the Obligations in any manner or order it deems expedient without regard to any equitable principes of marshaling or otherwise. No failure or delay on the part of the Secured Party or the Lenders in exercising any right, power or privilege hereunder and no course of dealing shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any right, power or privilege. The rights and remedies of the Secured Party and the Lenders are cumulative and not exclusive of any rights or remedies that the Secured Party or the Lenders would otherwise have. No notice to or demand on the Debtor, in any case, shall entitle the Debtor to any other or further notice or demand in similar or other circumstances or shall constitute a waiver of the right of the Secured Party or the Lenders to any other or further action in any circumstances without notice or demand.

     6.2 Notice of Sale

     The Debtor hereby acknowledges and agrees that written notice mailed to the Debtor at the address designated herein ten days prior to the date of public or private sale of any of the Collateral shall constitute commercially reasonable notice.

     6.3 Disposition of Collateral

     In addition to all other rights and remedies available to the Secured Party and the Lenders upon the occurrence of an Event of Default, the Secured Party may dispose of any of the Collateral at public or private sale in its then present condition or following such preparation and processing as the Secured Party deems commercially reasonable. Such sale may include licensing of the Collateral on an exclusive or non-exclusive basis, on a worldwide or geographically limited basis and on an all-uses or limited uses basis. For the purpose of enabling the Secured Party to exercise its rights and remedies hereunder, the Debtor hereby grants to the Secured Party an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to the Debtor) to use, license or sub-license any of the Collateral, including in such license access to all media in which any of the Collateral may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The Secured Party has no duty to prepare or process the Collateral prior to sale. The Secured Party may disclaim warranties of title, possession, quiet enjoyment and the like. Such actions by the Secured Party shall not affect the commercial reasonableness of the sale. Further, the Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

ARTICLE VII. APPOINTMENT OF COLLATERAL AGENT

     The Lenders hereby appoint KOYAH LEVERAGE PARTNERS, L.P. as their collateral agent to act as the Secured Party hereunder for all purposes in obtaining, maintaining, protecting and enforcing the security interest in the Collateral and hereby authorize KOYAH LEVERAGE PARTNERS, L.P., in its sole discretion, to enter into all such agreements and to take all such actions as KOYAH LEVERAGE PARTNERS, L.P. in its sole discretion, deems necessary or advisable in connection therewith. In so acting as collateral agent, KOYAH LEVERAGE PARTNERS, L.P. shall act for the ratable benefit of the Lenders and any amounts realized or costs incurred by the Secured Party in connection with this Agreement shall be ratably allocated between the Lenders.

ARTICLE VIII. GENERAL PROVISIONS

     8.1 The Secured Party's Appointment as Attorney-in-Fact

     (a) The Debtor hereby irrevocably constitutes and appoints the Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Debtor and in the name of the Debtor or in its own name, from time to time in the Secured Party's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary or desirable to accomplish the purposes of this Agreement; and without limiting the generality of the foregoing, the Debtor hereby gives the Secured Party the power and right, on behalf of the Debtor, without consent by or notice to the Debtor, to do the following:

          (i) upon the occurrence of any Event of Default, to transfer to the Secured Party or to any other person all or any of the Collateral, to endorse any instruments pledged to the Secured Party and to fill in blanks in any transfers of Collateral, powers of attorney or other documents delivered to the Secured Party;

          (ii) to pay or discharge taxes and liens levied or placed on or threatened against the Collateral;

          (iii) upon the occurrence of any Event of Default, (A) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any account, instrument or general intangible or with respect to any other Collateral and (B) to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Secured Party for the purpose of collecting all such moneys due under any account, financial assets, instrument, investment property, or general intangible or with respect to any other Collateral whenever payable; and

          (iv) upon the occurrence of any Event of Default, (A) to direct any party liable for any payment under any of the Collateral to make payment of all moneys due or to become due thereunder directly to the Secured Party or as the Secured Party shall direct; (B) to ask for, demand, collect and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against the Debtor with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharge or releases as the Secured Party may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Secured Party were the absolute owner thereof for all purposes; and to do, at the Secured Party's option and the Debtor's expense, at any time or from time to time, all acts and things that the Secured Party deems necessary to protect, preserve or realize upon the Collateral and the Secured Party's security interest therein and to effect the intent of this Agreement, all as fully and effectively as the Debtor might do.

     (b) The Debtor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     (c) The Debtor also authorizes the Secured Party, at any time and from time to time, to execute, in connection with the sale provided for in Article VI hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (d) The powers conferred on the Secured Party hereunder are solely to protect the Secured Party's interests in the Collateral and shall not impose any duty upon the Secured Party or the Lenders to exercise any such powers. The Secured Party and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Debtor for any act or failure to act hereunder.

     (e) The Debtor shall pay or reimburse the Secured Party for all costs and expenses, including attorneys fees, incurred by the Secured Party while acting as the Debtor's attorney-in-fact hereunder.

8.2 Termination of Agreement

     This Agreement shall remain in full force and effect until the Obligations have been fully and finally discharged.

8.3 Severability

     If any provision of this Agreement is for any reason and to any extent determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement will be unaffected and interpreted so as best to reasonably effect the intent of the parties hereto. Such void or unenforceable provision of this Agreement shall be replaced with a valid and enforceable provision so as to achieve, to the greatest extent possible, the economic, business and other purposes of the void or unenforceable provision.

8.4 Waiver

     No waiver by any party of any breach of any provision hereof shall constitute a waiver of any other breach of that or any other provision hereof.

8.5 Assignment

     All rights, powers, privileges and immunities herein granted to the Secured Party and the Lenders shall extend to their successors and assigns and any other legal holder of the Obligations or this Agreement, with full right by the Secured Party and the Lenders to assign and/or sell the same.

8.6 Successors

     The rights and obligations of the parties hereto shall inure to the benefit of, and be binding and enforceable upon, the respective successors and assigns of the parties.

8.7 Entire Agreement

     This Agreement constitutes the entire agreement of the parties hereto concerning the subject matter hereof, all prior discussions, proposals, negotiations and understandings having been merged herein. This Agreement or any provision hereof may be (i) modified or amended, but only by a writing signed by all parties at such time or (ii) waived (either generally or in a particular instance, either retroactively or prospectively, either for a specified period of time or indefinitely, either with or without consideration), but only by a writing signed by the party granting such waiver.

8.8 Governing Law; Jurisdiction; Venue; Jury Trial

     This Agreement shall be governed by, and interpreted under, the laws of the State of Washington applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby
(i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement must be instituted in a federal or state court located in the County of Spokane, State of Washington, (ii) irrevocably submit to the jurisdiction of any such court and waive any objection to the laying of venue in, or the inconvenience of, such forum and (iii) irrevocably waives all rights to trial by jury in any action, suit or proceeding arising out of or related to this Agreement, the Notes or any other agreement or document between the Debtor and the Secured Party or the Lenders.

8.9 Notices

     All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) to each party at the address (or at such other address for a party as shall be specified by like notice) set forth below; provided, however, that notices sent by mail will not be deemed given until received.


                                    Aura Systems, Inc.
                                    2335 Alaska Avenue
                                    El Segundo, CA  90245
                                    Attn:   Neal Meehan
                                    Fax:    (310) 643-8719

                                    Koyah Leverage Partners, L.P.
                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane WA, 99201
                                    Attn: Robert Law
                                    Fax:    (509) 444-4500

                                    Koyah Partners, L.P.
                                    c/o ICM Asset Management, Inc.
                                    601 West Main Avenue, Suite 600
                                    Spokane WA, 99201
                                    Attn: Robert Law
                                    Fax:    (509) 444-4500


8.10 Costs and Expenses

     The Debtor hereby agrees to pay to the Secured Party and the Lenders upon demand all costs and expenses, including attorney's fees, incurred in connection with the administration of this Agreement, including without limitation all filings or other actions required by the Secured Party in connection with perfecting or otherwise protecting the security interest granted hereunder. In addition, the Borrower hereby agrees to pay to the Secured Party upon demand all costs and expenses, including attorney's fees, incurred in connection with the enforcement of this Agreement, collection of the Obligations and the protection, preservation, collection or sale of or other realization upon the Collateral, including without limitation in any out-of-court workout, any court action, any appeal or any bankruptcy proceeding.

8.11 Counterparts

     This Agreement may be executed in any number of counterparts, each of each of which will be an original, but all of which together will constitute one and the same instrument.

8.12 Title and Subtitles

     The titles of the sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.



                  [Remainder of page intentionally left blank]

         IN WITNESS WHEREOF, the Debtor, the Secured Party and the Lenders have caused this Agreement to be duly executed as of the day and year first above written.

               "Debtor"

               AURA SYSTEMS, INC.

               By:    /s/ Neal F. Meehan
               ----------------------------------------------------------
               Name:  Neal F. Meehan
               ----------------------------------------------------------
               Title: Chairman & Chief Executive Officer
               ----------------------------------------------------------

                          "Secured Party" and "Lender"

               KOYAH LEVERAGE PARTNERS, L.P.
               By:    Koyah Ventures LLC, its general partner

               By:    /s/ Robert J. Law
               ------------------------------------------------------
               Name:  Robert J. Law
               Title: Vice President

                                    "Lender"

               KOYAH PARTNERS, L.P.
               By:    Koyah Ventures LLC, its general partner

               By:    /s/ Robert J. Law
               ------------------------------------------------------
               Name:  Robert J. Law
               Title: Vice President

                                   SCHEDULE 1

                        Patents and Patent Applications,
                      Trademark and Trademark Applications
                                       and
                      Copyrights and Copyright Applications

1.       Patents.
         -------

Any and all domestic and foreign patent registrations, patent applications, patentable invention rights or patent-related rights to current and future interests owned by Debtor or assigned to Debtor, related to the "AuraGen" based technologies, including but not restricted to the following patent registrations and patent applications:



5,734,217     Induction Machine using Ferromagnetic Conducting Material in Rotor

6,157,175     Mobile Power Generation System

Pending       Mobile Power Generation System

Pending Switched Reluctance Motor Delivering Constant Torque From Three Phase Sinusoidal Voltages

Pending       Bi-Directional Power Supply Circuit

2.       Trademarks.
         ----------

Any and all domestic and foreign trademark registrations, trademark applications, trade and service mark rights, or other trademark-related rights to current and future interests owned by Debtor or assigned to Debtor, relating generally to "AuraGen" based products, including but not restricted to the following trademark registrations and trademark applications:



        Serial Number             Reg. Number         Word Mark

           75977693                 2202313           AURAGEN
           --------                 -------           -------

           75594235                 2477031           AURAGEN POWER. ON THE GO.
           --------                 -------           -------------------------

           75559987                 2372115           AURA
           --------                 -------           ----

           75237652                                   AURAGEN OF POWER
           --------                                   ----------------
           75141345                                   AURAGEN
           --------                                   -------
           75141344                                   AURAPOWER
           --------                                   ---------
           74472095                 1991593           AURA
           --------                 -------           ----

           74369064                 2196818           AURA
           --------                 -------           ----

3.       Copyrights.
         ----------

Any and all domestic and foreign copyright registrations, copyright applications or other copyright-related rights to current and future interests owned by Debtor or assigned to Debtor, relating to the "AuraGen" based technologies or "AuraGen" products.



                  [Remainder of page intentionally left blank]

                                   SCHEDULE 2

     Patents and Patent Applications, Trademarks and Trademark Applications
                                       and
          Copyrights and Copyright Applications Licensed to the Debtor



                                      None

                                   SCHEDULE 3

                         Patents and Patent Applications
                     Trademarks and Trademark Applications,
                    And Copyrights and Copyright Applications
                             Licensed By the Debtor



                                      None

                                   SCHEDULE 4

                               Debtor Information



State of organization:                Delaware


Address of
chief executive office:             Aura Systems, Inc.
                                    2335 Alaska Avenue
                                    El Segundo, CA  90245


Address(es) where
books and records are kept:         Same


Additional trade names:             None